Exhibit 5

                      February 22, 2011

Time Warner Inc.
One Time Warner Center
New York, New York 10019

Ladies and Gentlemen:

This opinion is furnished in connection with the filing by Time Warner Inc. (the “Company”) with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended.  You have requested my opinion concerning the status under Delaware law of $18,000,000 of deferred compensation obligations (the “Deferred Compensation Obligations”), which represent unsecured obligations of the Company to pay deferred compensation in the future pursuant to the terms of the Time Warner Inc. Deferred Compensation Plan (the “Plan”), being registered.

I am Senior Vice President and Deputy General Counsel of the Company and have acted as counsel in connection with the preparation and filing of the Registration Statement.  In that connection, I, or a member of my staff upon whom I have relied, have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1.	Restated Certificate of Incorporation of the Company, as amended and as currently in effect;

2.	By-laws of the Company, as amended and as currently in effect;

3.
Resolutions of the Board of Directors of the Company approving the Plan and authorizing the issuance of Deferred Compensation Obligations pursuant to the terms of the Plan and the registration of Deferred Compensation Obligations under the Plan; and

4.	The Plan, as approved by the Board of Directors of the Company, as currently in effect.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.  I have also assumed that all actions required to be taken under the Plan by the Board of Directors of the Company or the Company have been or will be taken by the Board of Directors of the Company or the Company, as applicable.

Based on and subject to the foregoing, I am of the opinion that:

1.	The Deferred Compensation Obligations have been duly authorized for issuance.

2.
If and when any Deferred Compensation Obligations are issued in accordance with the terms of the Plan, and assuming the continued updating and effectiveness of the Registration Statement and the completion of any necessary action to permit such issuance to be carried out in accordance with applicable securities laws, such Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general principles of equity.

You acknowledge that I am admitted to practice only in the States of California and Texas and am not an expert in the laws of any other jurisdiction.  No one other than the addressee and its assigns are permitted to rely on or distribute this opinion without the prior written consent of the undersigned.

This opinion is limited to the General Corporation Law of the State of Delaware and federal law, although the Company acknowledges that I am not admitted to practice in the State of Delaware and am not an expert in the laws of that jurisdiction.  I express no opinion with respect to the laws of any other jurisdiction, and note that the Plan specifies that it is governed by the laws of the State of New York.  This opinion is as of the date hereof, and I undertake no obligation to advise you of any changes in applicable law or any other matters that may come to my attention after the date hereof that may affect my opinion expressed herein.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name under Item 5 of the Registration Statement.  In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/	Brenda C. Karickhoff